UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010

CB RICHARD ELLIS GROUP, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of principal executive office)	(Zip Code)

(310) 405-8900
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

Loan Modification Agreement

On March 29, 2010, the Company, CB Richard Ellis Services, Inc. (“Services”), a subsidiary of the Company, certain subsidiaries of Services, the lenders parties thereto, and Credit Suisse AG (formerly known as “Credit Suisse”), as administrative agent and collateral agent, entered into a Loan Modification Agreement (the “Loan Modification Agreement”) amending the Second Amended and Restated Credit Agreement, dated as of March 24, 2009 (as amended, the “Credit Agreement”), among the Company, Services, certain subsidiaries of Services, the lenders parties thereto and Credit Suisse AG, as administrative agent and collateral agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Modification Agreement or the Credit Agreement. The Loan Modification Agreement extended maturities and eliminated scheduled amortization on $115,042,631.01 of Loans under the Credit Agreement.

The Loan Modification Agreement amended the Credit Agreement to, among other things:

•	convert nearly all of the Tranche A-4 Loans into Tranche B-1A Loans;

•	extend the final maturity date of the converted Tranche A-4 Loans so that the maturity date for the new Tranche B-1A Loans is now December 20, 2015;

•	eliminate the scheduled amortization of the converted Tranche A-4 Loans so that the new Tranche B-1A Loans will have no scheduled amortization payments;

•	result in a lower interest rate spread on the new Tranche B-1A Loans (as described below) in comparison to the Tranche A-4 Loans;

•	base the Applicable Percentage with respect to the new Tranche B-1A Loans on the Company’s leverage ratio, as defined under the Credit Agreement, in accordance with the table below:

Leverage Ratio	Fixed Rate Spread	Daily Rate Spread
Greater than 4.00 to 1.0	5.50%	4.50%
Greater than 3.75 to 1.0 but less than or equal to 4.00 to 1.0	5.50%	4.50%
Greater than 3.25 to 1.0 but less than or equal to 3.75 to 1.0	4.50%	3.50%
Greater than 2.75 to 1.0 but less than or equal to 3.25 to 1.0	4.50%	3.50%
Greater than 2.25 to 1.0 but less than or equal to 2.75 to 1.0	4.50%	3.50%
Equal to or less than 2.25 to 1.0	4.50%	3.50%

•
increase the Applicable Percentage set forth in the table above with respect to the new Tranche B-1A Loans by 0.50% if, on the last Business Day of any fiscal quarter, the aggregate outstanding principal amount of the Tranche B-1A Loans is greater than the “Targeted Outstanding Amount” in accordance with the table below. Such increased amount shall be in effect for the days from and including such Business Day to but excluding the date on which the aggregate outstanding principal amount of the new Tranche B-1A Loans is lesser than or equal to the applicable Targeted Outstanding Amount.

Fiscal Quarter Ended	Targeted Outstanding Amount
June 2010	$114,755,024.43
September 2010	$114,467,417.85
December 2010	$114,179,811.28
March 2011	$113,892,204.70
June 2011	$113,604,598.12
September 2011	$113,316,991.54
December 2011	$113,029,384.97
March 2012	$112,741,778.39
June 2012	$112,454,171.81
September 2012	$112,166,565.23
December 2012	$111,878,958.66
March 2013	$111,591,352.08
June 2013	$111,303,745.50
September 2013	$111,016,138.92
December 2013	$110,728,532.35
March 2014	$110,440,925.77
June 2014	$110,153,319.19
September 2014	$109,865,712.61
December 2014	$109,578,106.04
March 2015	$109,290,499.46
June 2015	$109,002,892.88
September 2015	$108,715,286.30

The above description of the Loan Modification Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following document is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

10.1
Loan Modification Agreement, dated as of March 29, 2010, relating to the Second Amended and Restated Credit Agreement, dated as of March 24, 2009, by and among CB Richard Ellis Services, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., the lenders parties thereto and Credit Suisse AG (formerly known as “Credit Suisse”), as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS GROUP, INC.

By:	/S/ GIL BOROK
Name:	Gil Borok
Title:	Chief Financial Officer

Date: April 2, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1
Loan Modification Agreement, dated as of March 29, 2010, relating to the Second Amended and Restated Credit Agreement, dated as of March 24, 2009, by and among CB Richard Ellis Services, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., the lenders parties thereto and Credit Suisse AG (formerly known as “Credit Suisse”), as administrative agent and collateral agent.